                                                                    Exhibit 4(i)


                               November 12, 1997



BankBoston, N.A.
Corporate Banking
1 Landmark Square
Stamford, CT  06901

Attention:  Jo Ann Keller, Director

The Chase Manhattan Bank
Global Chemicals and Related Industries
270 Park Avenue - 38th Floor
New York, NY  10017-2070

Attention:  Robert T. Sacks, Managing Director

Citibank, N.A.
399 Park Avenue, 4th Floor, Zone 16
New York, NY  10043

Attention:  Joronne J. Jeter, Vice President

Credit Suisse First Boston
New York Branch
11 Madison Avenue - 20th Floor
New York, NY  10010-3629

Attention:  Lynn Allegaert

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060

Attention:  Martin R. Atkin, Managing Director

NationsBank, N.A.
Corporate Finance Group
767 Fifth Avenue
New York, NY  10153-0083

Attention:  George F. Van, Senior Vice President

Wachovia Bank, N.A.
152 West 57th Street, 37th Floor
New York, NY  10019

Attention:  John Paul Mathis, Vice President

                        Re:  Third Amendment
                             ---------------

Dear Sirs:

     We refer to the Credit Agreement, dated as of September 30, 1993, as amended through October 26, 1996 ("Credit Agreement"), among Olin Corporation ("Borrower"), Bank of Boston Connecticut (now known as BankBoston, N.A.), The Chase Manhattan Bank, Citibank, N.A., Credit Suisse First Boston, Morgan Guaranty Trust Company of New York and NationsBank, N.A. Capitalized terms utilized but not defined herein have the meanings specified in the Credit Agreement.

     The following sets forth the agreement of the undersigned:

1. Upon effectiveness of this third amendment, (i) the Commitment of BankBoston, N.A. will be terminated and BankBoston, N.A. will no longer be a "Bank", lender, or a party to, the Credit Agreement, (ii) the Commitment of The Chase Manhattan Bank will be reduced from $90,000,000 to $70,000,000 and (iii) Wachovia Bank, N.A. will become a party to the Agreement as a "Bank" with its Commitment being $40,000,000 with its address as set forth in Schedule 1 hereto.

2. Except as amended hereby, the provisions of the Credit Agreement remain in full force and effect.

3. This third amendment shall become effective immediately prior to the effectiveness of the fourth amendment to the Credit Agreement attached hereto as Exhibit A.

4. This third amendment may be executed in any number of counterparts and each counterpart shall be deemed to be an original document.

The Borrower confirms that the representations and warranties contained in
Section 4.01 of the Credit Agreement are correct as though made on and as of the date hereof (for this purpose the term "Agreement" as used in Section 4.01 shall mean the Credit Agreement as amended hereby).

     Kindly confirm by your signature below your agreement to the foregoing.

                                        BORROWER

                                        OLIN CORPORATION


                                        By  /s/J. M. Pierpont
                                            -----------------------------------
                                            Title: Vice President and Treasurer


Commitment                              BANKS
----------                              -----

$ 20,000,000                            BANKBOSTON, N.A.
                                        (formerly known as Bank of Boston
                                        Connecticut)


                                        By:  /s/JoAnn Keller
                                             ------------------------------
                                             Name:  JoAnn Keller
                                             Title:  Senior Vice President


$ 50,000,000                            CITIBANK, N.A.


                                        By:  /s/James N. Simpson
                                             -------------------------------
                                             Name:  James N. Simpson
                                             Title:  Attorney-in-Fact


$ 20,000,000                            CREDIT SUISSE FIRST BOSTON


                                        By:  /s/Lynn Allegaert
                                             -------------------------------
                                             Name:  Lynn Allegaert
                                             Title:  Vice President


                                        By:  /s/Daniel R. Wenger
                                             -------------------------------
                                             Name:  Daniel R. Wenger
                                             Title:  Associate

$ 40,000,000                            MORGAN GUARANTY TRUST
                                           COMPANY OF NEW YORK


                                        By:  /s/Penelope J. B. Cox
                                             -------------------------------
                                             Name:  Penelope J. B. Cox
                                             Title:  Vice President


$ 30,000,000                            NATIONSBANK, N.A.


                                        By:  /s/Eileen C. Higgins
                                             ------------------------------
                                             Name:  Eileen C. Higgins
                                             Title:  Vice President


$ 90,000,000                            THE CHASE MANHATTAN BANK


                                        By:  /s/Robert T. Sacks
                                             ------------------------------
                                             Name:  Robert T. Sacks
                                             Title:  Managing Director



$250,000,000                            Total of the Commitments


AGREED TO:

WACHOVIA BANK, N.A.


By:  /s/James McCreary
     -----------------------------
     Name:  James F. McCreary
     Title:  Senior Vice President
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                                       5


                                  Schedule 1



                                                                 Eurodollar
                       Domestic Lending                           Lending
Name of Bank                Office           CD Lending Office     Office
------------           ----------------      -----------------   ----------

Wachovia Bank, N.A.  191 Peachtree St. NE          Same             Same
                     28th Floor
                     Atlanta, GA  30303



                    All Notices and A/B Advance Payments
                    ------------------------------------

                     Wachovia Bank, N.A.
                     152 West 57th Street
                     37th Floor
                     New York, NY  10019
                     Attention:  John Paul Mathis


                    Wire Instructions (A/B Advance Payments)
                    ----------------------------------------

                     Wachovia Bank, N.A.
                     191 Peachtree Street, NE
                     Atlanta, GA  30303

                     ABA# 061000010
                     FW Money Transfer Suspense
                     Account No. 18171498
                     Attention:  Complex Unit
                     Re:  Olin